Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP ANNOUNCES UPSIZING AND PRICING OF
 $100 Million, 3.95% SENIOR NOTES OFFERING
Wyomissing, PA – June 28, 2017 – Customers Bancorp, Inc. (the "Company") (NYSE: CUBI), the parent company for Customers Bank, today announced the pricing of its underwritten public offering of $100 million aggregate principal amount of 3.95% Senior Notes due 2022. Due to market demand, the Company increased the aggregate amount of the Notes to $100.0  million from the previously announced amount of $75.0 million. The price to the purchasers was 99.775% of the principal amount of the Senior Notes representing a yield-to-maturity of 4.0%. The offering is expected to close on or about June 30, 2017, subject to the satisfaction of customary closing conditions.

The Company expects to receive net proceeds, before expenses, of $ 98,525,000.00 from the offering, after deducting the underwriting discount.

Sandler O'Neill + Partners, L.P. is acting as the sole book-running manager for the offering.  Stradley Ronon Stevens & Young, LLP served as counsel to the Company in connection with the offering. Kilpatrick Townsend & Stockton LLP served as outside legal counsel to the underwriter.

A shelf registration statement on Form S-3 (File No. 333-218483) relating to the offering was filed previously with the Securities and Exchange Commission ("SEC") and is effective.  A preliminary prospectus supplement related to the offering has been filed with the SEC. Copies of the shelf registration statement (including the base prospectus), the preliminary prospectus supplement and other documents that the Company has filed with the SEC that are incorporated by reference into the registration statement are available at no charge by visiting EDGAR on the SEC's website located at www.sec.gov.  A final prospectus supplement will be filed with the SEC and will be available on the SEC's website once filed. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained, when available, by contacting: Sandler O'Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, (866) 805-4128.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer or sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related business through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $9.9 billion.  A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch single-point-of-contact strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers. BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with a high level of personal customer service.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the Company's website, www.customersbank.com. Information on, or accessible through, our website is not part of any prospectus supplement or prospectus relating to the offering described herein, other than documents that we file with the SEC that are specifically incorporated by reference into any such prospectus supplement or prospectus.

"Safe Harbor" Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect, "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, the possibility of events, changes or other circumstances occurring or existing that could result in the planned divestiture of BankMobile not being completed, a material delay occurring in the timing of its completion, the possibility that the planned BankMobile divestiture may be more expensive to complete than anticipated, the possibility that the expected benefits of the planned BankMobile divestiture may not be achieved and the possibility of Customers incurring liabilities relating to the planned BankMobile divestiture, also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2016, subsequently filed quarterly reports on Form 10-Q, and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.